Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the reference to Netherland Sewell & Associates, Inc. under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (the “Registration Statement”) of WPX Energy, Inc., and to the reference to our audit of the proved reserves estimates of The Williams Companies, Inc. for the year ended December 31, 2010, in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas
June 20, 2011